Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM GLOBAL GROWTH FUND

A Special Meeting ("Meeting") of Shareholders of AIM Global Growth Fund, an investment portfolio of AIM International Mutual Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purpose:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matter were as follows:

                                                                                Votes     Withheld/      Broker
Matters                                                           Votes For    Against   Abstentions   Non-Votes
-------                                                           ---------   --------   -----------   ---------
(1)  Approve a new sub-advisory agreement between Invesco Aim
     Advisors, Inc. and each of AIM Funds Management, Inc.;
     Invesco Asset Management Deutschland, GmbH; Invesco Asset
     Management Limited; Invesco Asset Management (Japan)
     Limited; Invesco Australia Limited; Invesco Global Asset
     Management (N.A.), Inc.; Invesco Hong Kong Limited;
     Invesco Institutional (N.A.), Inc.; and Invesco Senior
     Secured Management, Inc. .................................   6,299,885    236,609     285,114     2,041,421

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                                     Withheld/
Matters                                               Votes For    Abstentions**
-------                                              -----------   -------------
(1)* Bob R. Baker ................................   153,739,622     4,187,723
     Frank S. Bayley .............................   153,815,961     4,111,384
     James T. Bunch ..............................   153,737,863     4,189,482
     Bruce L. Crockett ...........................   153,730,208     4,197,137
     Albert R. Dowden ............................   153,803,689     4,123,656
     Jack M. Fields ..............................   153,891,531     4,035,814
     Martin L. Flanagan ..........................   153,846,896     4,080,449
     Carl Frischling .............................   153,742,593     4,184,752
     Prema Mathai-Davis ..........................   153,843,650     4,083,695
     Lewis F. Pennock ............................   153,720,813     4,206,532
     Larry Soll, Ph.D. ...........................   153,717,919     4,209,426
     Raymond Stickel, Jr. ........................   153,899,328     4,028,017
     Philip A. Taylor ............................   153,828,055     4,099,290

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM International Mutual Funds.

**   Includes Broker Non-Votes.

                                                                      Votes      Withheld/      Broker
Matter                                                Votes For      Against    Abstentions    Non-Votes
------                                               -----------   ----------   -----------   ----------
(2)* Approve an amendment to the Trust's Agreement
     and Declaration of Trust that would permit
     the Board of Trustees of the Trust to
     terminate the Trust, the Fund, and each other
     series portfolio of the Trust, or a share
     class without a shareholder vote ............   106,130,344   11,324,591    4,370,077    36,102,333

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026316.

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM International Mutual Funds.